Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(104,450)
Unrealized Gain (Loss) on Market Value of Futures	(737,860)
Dividend Income	65
Interest Income	134
ETF Transaction Fees	350
Total Income (Loss)	$(841,761)

Expenses
Investment Advisory Fee	$4,664
Brokerage Commissions	760
NYMEX License Fee	117
Non-interested Directors' Fees and Expenses	83
Prepaid Insurance Expense	13
Other Expenses	6,869
Total Expenses	12,506
Expense Waiver	(5,703)
Net Expenses	$6,803
Net Income (Loss)	$(848,564)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/12	$10,859,632
Withdrawals (100,000 Units)	(3,356,086)
Net Income (Loss)	(848,564)

Net Asset Value End of Month	$6,654,982
Net Asset Value Per Unit (200,000 Units)	$33.27

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502